                                                                  Exhibit 19.2

                         SEVENTH MODIFICATION AGREEMENT

         This SEVENTH MODIFICATION AGREEMENT, dated as of January 23, 1995, is made by and among (i) Food 4 Less Supermarkets, Inc., a Delaware corporation ("Supermarkets"), (ii) Alpha Beta Company, a California corporation ("Alpha Beta"), Cala Foods, Inc., a California corporation ("Cala"), Falley's, Inc., a Kansas corporation ("Falley's"), and Food 4 Less Merchandising, Inc., a California corporation (together with Alpha Beta, Cala and Falley's, the "Subsidiary Borrowers"), (iii) Bay Area Warehouse Stores, Inc., a California corporation, Bell Markets, Inc., a California corporation, Cala Co., a Delaware corporation, Food 4 Less GM, Inc., a California corporation, Food 4 Less of California, Inc., a California corporation, and Food 4 Less of Southern California, Inc., a Delaware corporation (together with Supermarkets and the Subsidiary Borrowers, the "Loan Parties"), (iv) the Lender Parties (as defined in the Credit Agreement referred to below) whose signatures appear on the execution pages hereof, (v) Bankers Trust Company, Citicorp North America, Inc. ("Citicorp") and Chemical Bank (successor in interest to Manufacturers Hanover Trust Company), as co-agents for the Lender Parties (in such capacity, the "Co-Agents"), and (vi) Citicorp, as administrative agent for the Lender Parties (in such capacity, the "Administrative Agent").

         PRELIMINARY STATEMENTS:

         (1) Supermarkets, the Subsidiary Borrowers, the Lenders, the Designated Issuers of the Lenders, the Co-Agents and the Administrative Agent have entered into a Credit Agreement dated as of June 17, 1991, as amended by the First Modification Agreement dated as of January 24, 1992, the Second Modification Agreement dated as of April 13, 1992, the Third Modification Agreement dated as of September 15, 1992, the Fourth Modification Agreement dated as of October 9, 1992, the Fifth Modification Agreement dated as of December 21, 1992 and the Sixth Modification Agreement dated as of November 22, 1994 (as so amended, the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

         (2) The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as set forth herein. The undersigned Lender Parties have agreed to do so as hereinafter set forth upon the terms and conditions set forth below.

         SECTION 1. Amendments to Credit Agreement. Subject to the fulfillment of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:



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
         (a)     Section 1.01 of the Credit Agreement is amended as follows:

                 (i) The following definitions are added to Section 1.01 to read as follows:

                          "Refinancing Date" means May 30, 1995.

                          "Refinancing Event" means that the Borrower shall
                 have fully prepaid the Advances and all other amounts owing to the Lenders under the terms of the Agreement.

                 (ii) The definition of "Earnings" in Section 1.01 is amended by adding the following clause to the end thereof immediately following the words "added to the foregoing sum": "; and provided further, however, that for purposes of calculating Earnings for any Fiscal Quarter in Fiscal Year 1995. Earnings shall not include non-cash charges up to $8,000,000 in the aggregate for all such Fiscal Quarters incurred in such Fiscal Quarter for the disposition or write-off of Equipment, leases of Equipment or Leases in connection with the remodel and conversion of Stores from one format to another."

                 (iii)    The definition of "Adjusted Net Worth" in Section
         1.01 is amended by adding after clause (c) thereof the following: ", plus (f) in the case of Supermarkets and its Subsidiaries on a consolidated basis, an amount equal to the product of (i) 100% minus the Effective Tax Rate for Fiscal Year 1995, times (ii) non-cash charges up to $8,000,000 in the aggregate for Fiscal Year 1995 for the disposition or write-off of Equipment, leases of Equipment or Leases in connection with the remodel and conversion of Stores from one format to another."

         (b) Section 4.01 of the Credit Agreement is amended by adding after subsection (d) thereof a new subsection (e) to read as follows:

                 "(e)     Refinancing Date Fee.  In the event that the
         Refinancing Event shall not have occurred on or before the Refinancing Date, the Borrower hereby agrees to pay to the Administrative Agent on or before June 2, 1995, for the ratable account of the Lenders, a non-refundable fee in an amount equal to 0.25% of the sum of (a) the unpaid principal amount of the Term Advances of the Lenders outstanding as of May 30, 1995 plus (b) the aggregate amount of the Revolving Commitments and Letter of Credit Commitments of the Lenders outstanding as of May 30, 1995. The ratable share of each Lender shall be computed on the basis of the sum of the aggregate amount of the Term Advances owing to such Lender plus the aggregate amount of the Revolving Commitments and Letter of Credit Commitments of such Lender, in each case determined as of May 30, 1995."





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         (c)     Section 7.02(e)(ii) of the Credit Agreement is amended by (1)
deleting the figure under the heading "Amount" opposite "1995" and inserting in lieu of such figure "$58,000,000", and (2) deleting the figure under the heading "Amount" opposite "1996" and inserting in lieu of such figure $41,000,000".

         (d) Section 7.02(e)(iii)(A) of the Credit Agreement is amended by deleting the two lines under the heading "Fiscal Year 1995" and inserting in lieu thereof the following:

                          "First Semiannual Period                                $15,100,000
                           Second Semiannual Period                                15,500,000"

         (e) Section 7.02(e)(iii)(B) of the Credit Agreement is amended by deleting the two lines under the heading "Fiscal Year 1996" and inserting in lieu thereof the following:

                          "First Semiannual Period                                 $2,000,000
                           Second Semiannual Period                                $2,000,000"

         (f) Section 7.03(a)(ii) of the Credit Agreement is amended by deleting the lines that begin "Second Fiscal Quarter", "Third Fiscal Quarter" and "Fourth Fiscal Quarter" under the heading "Fiscal Year 1995" and inserting in lieu thereof the following:

                          "Second Fiscal Quarter                                0.93 to 1.00
                           Third Fiscal Quarter                                 0.93 to 1.00
                           Fourth Fiscal Quarter                                1.02 to 1.00"

         SECTION 2. Seventh Modification Fee. On or before January 25, 1995, the Borrower hereby agrees to pay to the Administrative Agent for the ratable account of each of the Responding Lenders (as hereinafter defined), a non-refundable fee (the "Seventh Modification Fee") in an amount equal to 0.05% of the sum of (a) the unpaid principal amount of the Term Advances of the Responding Lenders outstanding as of January 23, 1995 plus (b) the aggregate amount of the Revolving Commitments and Letter of Credit Commitments of the Responding Lenders outstanding as of January 23, 1995. As used herein, the term "Responding Lenders" shall mean and include each Lender that executes and delivers to the Administrative Agent this Seventh Modification Agreement on or before January 23, 1995 at 5:00 p.m. (Los Angeles time). The obligation of the Borrower to pay the Seventh Modification Fee (a) shall be in addition to the Borrower's obligations with respect to any other fees and amounts owing by the Borrower to the Lenders under the Credit Agreement, and (b) shall survive the making and repaying of Advances, the termination of all Letter of Credit Liability and the termination of the Credit Agreement. The ratable share of each such Responding Lender shall be computed on the basis of the sum of the aggregate





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amount of the Term Advances owing to such Responding Lender plus the aggregate amount of the Revolving Commitments and Letter of Credit Commitments of each such Responding Lender, in each case determined as of January 23, 1995.

         SECTION 3. Conditions of Effectiveness. The effectiveness of this Seventh Modification Agreement and the amendments set forth in Section 1 hereof shall be subject to (a) receipt by the Administrative Agent of counterparts of this Seventh Modification Agreement executed by (1) Supermarkets, each of the Subsidiary Borrowers, and each of the other Loan Parties and (2) the Required Lenders (or, as to any of the Required Lenders, advice satisfactory to the Administrative Agent that such Required Lenders have executed this Seventh Modification Agreement), and (b) the payment by the Borrower to the Seventh Modification Fee in accordance with Section 2 hereof.

         SECTION 4. Reference to and Effect on the Loan Documents.

         (a) On and after the effectiveness of this Seventh Modification Agreement, (i) each reference in the Credit Agreement to its name, "this Agreement", "hereunder", "hereof", or words of like import referring thereto, and each reference in the other Loan Documents to such name, "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and (ii) each reference in any Loan Document to any term defined in the Credit Agreement shall mean and be a reference to such term as defined therein after giving effect to the amendments set forth herein.

         (b) Except as specifically amended above, the Credit Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Seventh Modification Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 5. Execution in Counterparts. This Seventh Modification Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 6. GOVERNING LAW. THIS SEVENTH MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES OF ANY JURISDICTION).





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         IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Modification Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              BORROWERS:
                              ---------

                              FOOD 4 LESS SUPERMARKETS, INC.

                              By:     _____________________________________
                                      Title:


                              ALPHA BETA COMPANY

                              By:     ____________________________________
                                      Title:


                              CALA FOODS, INC.

                              By:     ____________________________________
                                      Title:


                              FALLEY'S, INC.

                              By:     ____________________________________
                                      Title:


                              FOOD 4 LESS MERCHANDISING, INC.

                              By:     ____________________________________
                                      Title:

                              OTHER LOAN PARTIES:
                              ------------------

                              BAY AREA WAREHOUSE STORES, INC.

                              By:     ____________________________________
                                      Title:


                              BELL MARKETS, INC.

                              By:     ____________________________________
                                      Title:


                              CALA CO.

                              By:     ____________________________________
                                      Title:


                              FOOD 4 LESS GM, INC.

                              By:     ____________________________________
                                      Title:


                              FOOD 4 LESS OF CALIFORNIA, INC.

                              By:     ____________________________________
                                      Title:


                              FOOD 4 LESS OF SOUTHERN CALIFORNIA, INC.

                              By:     ____________________________________
                                      Title:

                              CO-AGENTS AND ADMINISTRATIVE AGENT:
                              ----------------------------------

                              BANKERS TRUST COMPANY, as Co-Agent

                              By:     ____________________________________
                                      Title:


                              CITICORP NORTH AMERICA, INC., as Co-Agent and Administrative Agent

                              By:     _____________________________________
                                      Title:


                              CHEMICAL BANK (successor in interest to
                              Manufacturers Hanover Trust Company),
                              as Co-Agent

                              By:     _____________________________________
                                      Title:


                              LENDERS:
                              -------

                              CITICORP NORTH AMERICA, INC.

                              By:     _____________________________________
                                      Title:


                              BANKERS TRUST COMPANY

                              By:     _____________________________________
                                      Title:


                              CHEMICAL BANK (successor in interest to
                              Manufacturers Hanover Trust Company)

                              By:     _____________________________________
                                      Title:

                              BANQUE PARIBAS

                              By:     _____________________________________
                                      Title:


                              THE CHASE MANHATTAN BANK, N.A.

                              By:     _____________________________________
                                      Title:


                              THE INDUSTRIAL BANK OF JAPAN, LIMITED

                              By:     _____________________________________
                                      Title:


                              THE LONG-TERM CREDIT BANK OF
                              JAPAN, LIMITED

                              By:     _____________________________________
                                      Title:


                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION

                              By:     _____________________________________
                                      Title:


                              CAISSE NATIONALE DE CREDIT AGRICOLE

                              By:     _____________________________________
                                      Title:

                              CREDIT LYONNAIS

                              By:     _____________________________________
                                      Title:


                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                              By:     _____________________________________
                                      Title:


                              ABN AMRO BANK, N.V., LOS ANGELES
                              INTERNATIONAL BRANCH

                              By:     _____________________________________
                                      Title:


                              BANCA COMMERCIALE ITALIANA
                              LOS ANGELES FOREIGN BRANCH

                              By:     _____________________________________
                                      Title:


                              BANQUE FRANCAISE DU COMMERCE EXTERIEUR

                              By:     _____________________________________
                                      Title:


                              DRESDNER BANK AKTIENGESELLSCHAFT
                              LOS ANGELES AGENCY

                              By:     _____________________________________
                                      Title:

                              RAIFFEISEN ZENTRALBANK OESTERREICH

                              By:     _____________________________________
                                      Title:


                              SOCIETE GENERALE

                              By:     _____________________________________
                                      Title:


                              THE MITSUI TRUST AND BANKING CO., LIMITED,
                              LOS ANGELES AGENCY

                              By:     _____________________________________
                                      Title:


                              UNION BANK

                              By:     _____________________________________
                                      Title:


                              UNITED STATES NATIONAL BANK OF OREGON

                              By:     _____________________________________
                                      Title:

                              PILGRIM PRIME RATE TRUST

                              By:     _____________________________________
                                      Title:


                              VAN KAMPEN MERRITT PRIME RATE
                              INCOME TRUST

                              By:     _____________________________________
                                      Title:


                              BANQUE NATIONALE DE PARIS

                              By:     _____________________________________
                                      Title:


                              RESTRUCTURED OBLIGATIONS BACKED BY
                              SENIOR ASSETS, B.V.

                              By:     CHANCELLOR SENIOR SECURED
                                      MANAGEMENT, INC., as Portfolio Advisor

                                      By:      ________________________________
                                               Title:


                              RESTRUCTURED OBLIGATIONS BACKED BY
                              SENIOR ASSETS 2 (ROSA 2)

                              By:     CHANCELLOR SENIOR SECURED
                                      MANAGEMENT, INC., as Portfolio Advisor

                                      By:      _______________________________
                                               Title:

                              STRATA FUNDING

                              By:     CHANCELLOR SENIOR SECURED
                                      MANAGEMENT, INC., as Portfolio Advisor

                                      By:      _______________________________
                                               Title:


                              CERES FINANCE LTD.

                              By:     CHANCELLOR SENIOR SECURED
                                      MANAGEMENT, INC., as Portfolio Advisor

                                      By:      _______________________________
                                               Title:


                              GIROCREDIT BANK, NEW YORK BRANCH
                              (formerly Girozentrale Vienna)

                              By:     _____________________________________
                                      Title:


                              NICHIJUKIN (USA) Limited

                              By:     _____________________________________
                                      Title:


                              PROSPECT STREET SENIOR PORTFOLIO, L.P.

                              By:     PROSPECT STREET SENIOR LOAN CORP.,
                                      Managing General Partner

                                      By:      _______________________________
                                               Title:

                              BANQUE INDOSUEZ

                              By:     _____________________________________
                                      Title:


                              CITIBANK, N.A.

                              By:     _____________________________________
                                      Title:


                              MORGAN GUARANTY TRUST CO.

                              By:     _____________________________________
                                      Title:


                              DESIGNATED ISSUERS:
                              ------------------

                              CITIBANK, N.A., as Designated Issuer for
                              Citicorp North America, Inc.

                              By:     _____________________________________
                                      Title:  Vice President